CNX Coal Resources LP Announces Results for the Third Quarter 2015

CANONSBURG, PA - October 26, 2015 - CNX Coal Resources LP (NYSE: CNXC) today reported its financial and operating results for the quarter ended September 30, 2015.

Third Quarter 2015 Results

Highlights of the CNXC third quarter 2015 results include:

•	Cash distribution of $0.4791 per unit (prorated for quarterly distribution of $0.5125 per unit)

•	Net income of $14.7 million

•	Distributable cash flow[1] of $15.4 million

•	Adjusted EBITDA[1] of $24.3 million

•	Coal sales of 1.1 million tons

•	2016 contracted sales position improves to 74%

Management Comments

“CNXC delivered a very strong operational and financial third quarter despite the ongoing challenges in the coal markets,” said Jimmy Brock, Chief Executive Officer of CNX Coal Resources GP LLC (the “General Partner”). “Our operations team did an excellent job during the quarter in controlling costs to offset some of the pricing pressure, while adhering to our core values of safety and compliance. At the Pennsylvania mining complex, the overall safety performance has improved year on year with the number of exceptions being reduced by 26% and severity of incidents reduced by 75%.”

“Although the commodity price environment has deteriorated further since our initial public offering, we remain focused on generating significant distributable cash flow as demonstrated during the quarter. We believe that we have significant dropdown opportunities at the Pennsylvania mining complex due to the strong commitment from our sponsor. Our solid balance sheet and strong cash flow generating assets also provide us significant financial flexibility.”

“Our marketing team has made substantial progress on the thermal coal marketing front during the quarter. CNXC has increased its contracted coal sales position for 2016 to 74% of the projected sales. For 2017 and 2018, the average contracted sales position has improved to an average of 43%. These commitments have secured CNXC as the anchor supplier to the largest, most efficient, and most environmentally compliant coal power plants in our core markets. Furthermore, we have secured multi-year commitments with key power plants in the upper Midwest and Southeast, which has historically been thought of as the domain of other coal basins. The solid contracting book helps us reduce volume volatility and attain economies of scale to run the mines more efficiently.”

Quarterly Distribution

The Board of Directors of our General Partner announced our first cash distribution of $0.4791 per unit with respect to the period commencing on July 7, 2015 (the closing date of the Partnership’s initial public offering) through September 30, 2015. The prorated amount corresponds to the Partnership’s quarterly distribution of $0.5125 per unit, or $2.05 per unit on an annualized basis. The distribution will be made on November 13, 2015 to unitholders of record on November 06, 2015.

1The terms "distributable cash flow" and "adjusted EBITDA" are non-GAAP financial measures, which are defined and reconciled to the GAAP net income below, under the caption “Non-GAAP Financial Measures."

Operational Summary

For our 20% undivided interest in the Pennsylvania mining complex, we sold 1.13 million tons of coal during the third quarter 2015, which exceeded our guidance of 1.08-1.12 million tons. Total production declined to 1.16 million tons compared to 1.27 million tons produced in the same quarter of 2014 as we aligned our production to market conditions. As previously announced, the mines are currently running on a four-day work week compared to a normal five-day work week. We expect this schedule to continue through the remainder of 2015. Our total unit costs for coal sold in the quarter were $40.38 per ton, compared to $47.32 per ton in the year-earlier quarter. The improved cost performance was driven by solid longwall performance, consistent shipment rates, reduced workforce and other cost reduction efforts.

		Three Months Ended
		September 30, 2015	September 30, 2014
Coal Production	000 tons	1,162	1,273
Coal Sales	000 tons	1,134	1,238
Average Realized Price	Per ton	$56.99	$61.35
Average Cost of Coal Sold	Per ton	$40.38	$47.32

Guidance and Outlook

Based on management’s current expectations, we are providing the following updated guidance for 2015 and 2016. In addition, we also expect our average cost of coal sold to be between $40-$43 per ton for 2015.

		2015	2016
Estimated Coal Sales	million tons	4.6-4.7	5.0-5.4
Committed	million tons	4.5	3.8
Estimated Price (Committed Tons)	Per ton	$56.50-$58.50	$50.00-$55.00

Note: Committed tons are tons that are both committed to be purchased and priced. Committed tons exclude collared tons and tons that are sold but not yet priced. There are no collared tons in 2015. Collared tons in 2016 are 0.1 million tons, with a ceiling of $62.00 per ton and a floor of $57.00 per ton. Committed contracts with certain customers permit the customer to carry a portion of their contracted tons into the following year and/or to take gas instead of coal. For purposes of this table, the estimated price of each committed contract includes the base price stated in the contract and an estimate of the future adjustments to the contracted base price as set forth in such contract. The adjustment mechanisms reflect (i) variances in the quality characteristics of coal delivered to the customer beyond threshold quality characteristics specified in the applicable sales contract, (ii) the actual calorific value of coal delivered to the customer, and/or (iii) changes in electric power prices in the markets in which our customers operate, as adjusted for any factors set forth in the applicable contract. Each customer contract is different and not all contracts contain adjustments described in the preceding sentence. The estimated prices set forth in the table above were based in part on certain assumptions made by management. With respect to clause (i) quality characteristics, we based our assumption on our average monthly estimated quality numbers generated with our production forecast, created using pre-mining geology and analytical work, to determine the likely penalties and premiums associated with each contract using the average mine quality for tons estimated to be shipped during the time period. With respect to clause (ii) actual calorific value, we based our assumption on our average monthly estimated quality numbers generated with our production forecast, created using pre-mining geology and analytical work, to determine the likely penalties and premiums associated with each contract using the average mine quality for tons estimated to be shipped during the time period. With respect to clause (iii), the electric power price-related adjustments, if any, result only in positive monthly adjustments to the contracted base price that we receive for our coal. These adjustments to contracted base prices were estimated using publicly available regional power generation information applicable to the markets in which our customers operate and other internally estimated information regarding contract specific factors that impact pricing. The key assumptions used for the estimated electric power price-related adjustments were derived using PJM Western Hub Day-Ahead Calendar Month (Peak and Off-Peak) prices adjusted using management's judgment and historical results. These derived assumptions were held constant in 2015 and 2016. While management considers the expectations and assumptions regarding estimated prices, including with respect to estimated electric power price-related adjustments, to be reasonable, they are inherently subject to business, economic, competitive, regulatory, and other risks and uncertainties, most of which are beyond our control.

Third Quarter Earnings Conference Call

A conference call and webcast, during which management will discuss third quarter 2015 financial and operational results, is scheduled for October 26, 2015 at 5:00 PM ET. Prepared remarks by members of management will be followed by a question and answer session. Interested parties may listen via webcast on the “Events” page of our website, www.cnxlp.com. An archive of the webcast will be available for 30 days after the event.

Participant dial in (toll free)             1-877-870-4263

Participant international dial in        1-412-317-0790

About CNX Coal Resources LP

CNX Coal Resources is a growth-oriented master limited partnership recently formed by CONSOL Energy Inc. (NYSE: CNX) to manage and further develop all of CONSOL’s active thermal coal operations in Pennsylvania. Its initial assets include a 20% undivided interest in, and operational control over, CONSOL’s Pennsylvania mining complex, which consists of three underground mines and related infrastructure. More information is available on our website www.cnxlp.com.

Contacts:

Investor:    Mitesh Thakkar, (724) 485-3133
miteshthakkar@cnxlp.com

Media:     Brian Aiello, (724) 485-3078
brianaiello@cnxlp.com

Non-GAAP Financial Measures

Adjusted EBITDA and distributable cash flow are not Generally Accepted Accounting Principles (“GAAP”) measures. Adjusted EBITDA is defined as (i) net income (loss) before net interest expense, depreciation, depletion and amortization, as adjusted for (ii) material nonrecurring and other items which may not reflect the trend of our future results. Management believes that the presentation of adjusted EBITDA in this report provides information useful to investors in assessing our financial condition and results of operations. The GAAP measure most directly comparable to adjusted EBITDA is net income. Adjusted EBITDA should not be considered an alternative to net income or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income and our presentation of adjusted EBITDA may vary from that presented by other companies. As a result, adjusted EBITDA as presented below may not be comparable to similarly titled measures of other companies. Distributable cash flow is defined as adjusted EBITDA less net cash interest paid and estimated maintenance capital expenditures. Management believes that the presentation of distributable cash flow in this report provides information useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to distributable cash flow are net income and net cash provided by operating activities. Distributable cash flow should not be considered an alternative to net income, net cash provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Distributable cash flow excludes some, but not all, items that affect net income or net cash, and our presentation may vary from the presentations of other companies. As a result, our distributable cash flow may not be comparable to similarly titled measures of other companies.

The following table presents a reconciliation of adjusted EBITDA to net income, the most directly comparable GAAP financial measure, on a historical basis for each period indicated. The table also presents a reconciliation of distributable cash flow to net income and operating cash flows, the most directly comparable GAAP financial measures, on a historical basis for each period indicated.

Three Months Ended September 30, 2015
Net Income	$14,665
Interest Expense	1,888
Depreciation, Depletion and Amortization	8,431
OPEB Plan Change	(712)
Unit Based Compensation	15
Adjusted EBITDA	$24,287
Less:
Cash Interest	1,475
Estimated Maintenance Capital Expenditures	7,438
Distributable Cash Flow	$15,374

Net Cash Provided by Operating Activities	$8,496
Less: Interest Expense, Net	1,888
Less: Other, Including Working Capital	(17,679)
Adjusted EBITDA	$24,287
Less:
Cash Interest	1,475
Estimated Maintenance Capital Expenditures	7,438
Distributable Cash Flow	$15,374

Cautionary Statements

Various statements in this release, including those that express a belief, expectation or intention, may be considered forward-looking statements under federal securities laws including Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act") that involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. When we use the words "believe," "intend," "expect," "may," "should," "anticipate," "could," "estimate," "plan," "predict," "project," or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this press release, if any, speak only as of the date of this press release; we disclaim any obligation to update these statements. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following: generation of sufficient distributable cash flow to support the payment of minimum quarterly distributions; estimated adjusted EBITDA and distributable cash flow are subject to various inherent uncertainties; our acquiring additional undivided interests in the Pennsylvania mining complex or other assets from our sponsor may not occur; uncertainties exist in estimating our economically recoverable coal reserves; our ability to acquire additional coal reserves that are economically recoverable; deterioration in the global economic conditions in any of the industries in which our customers operate, a worldwide financial downturn or negative credit market conditions; decreases in demand for electricity and changes in coal consumption patterns of U.S. electric power generators; a substantial or extended decline in prices we receive for our coal due to volatility, oversupply, weather, availability of alternative fuels or other factors; increased competition within the coal industry, a loss of our competitive position or foreign currency fluctuations affecting the competitiveness of our coal abroad; the risks inherent in coal operations, including the occurrence of unexpected disruptions, geological conditions, environmental hazards, equipment failure, fires, explosions, accidents, security breaches or terroristic acts and weather conditions and we may not be insured or fully insured against such the losses from events; our mines being part of a single mining complex and located in a single geographic area; the delay or disruption of rail services transporting our coal or increased transportation costs for our coal; the occurrence of significant downtime of our major pieces of mining equipment including our preparation plant; our customers extending existing contracts or entering into new long-term contracts for coal; the loss of or significant reduction in purchases by our largest customers; provisions in our multi-year sales contracts may provide limited protection to us during adverse economic conditions, may result in economic penalties to us or permit customer termination of these contracts; our inability to collect payments from customers if their creditworthiness declines; our ability to raise on satisfactory terms the capital or financing needed for our portion of the substantial capital expenditures associated with our mines; our inability to obtain equipment, parts and raw materials in timely manner, in sufficient quantities or at reasonable costs in our coal mining and transportation operations; our inability to integrate future acquisitions and achieve anticipated benefits; restrictions in our revolving credit facility could adversely affect our business, financial condition, results of operation and ability to make quarterly cash distributions; future debt we incur may limit our flexibility to obtain financing and pursue other business opportunities; increases in interest rates; our ability to make distributions depends upon our cash flow; we may have to coordinate our mining operations with oil and natural gas drillers; we may incur additional costs and delays associated with perfecting title for our coal rights; we rely upon our general partner and employees of our sponsor for management; our mines are operated by a work force that is employed exclusively by our sponsor and our sponsors employees could unionize; we depend upon cash flow generated by our subsidiaries; terrorist attacks or cyber incidents could result in information theft, data corruption and/or financial loss; the impact of potential, as well as any adopted regulations, relating to greenhouse gas emissions on the market for coal, on our operating costs and on the value of our coal assets; electric power generators and other coal users switching to alternative fuels in order to comply with various environmental standards related to coal combustion emissions or due to various incentives to generate electricity from renewable energy sources; our costs could increase and our coal operations could be restricted by the effects of existing and future government environmental regulation; the potential for liabilities arising from environmental contamination or alleged environmental contamination in connection with our past or current coal operations; our obtaining and renewing governmental permits and approvals for our coal operations; the effects of stringent federal and state employee health and safety regulations of our mines, including the ability of regulators to shut down a mine; the effects of our mine closing and reclamation obligations; any termination of our tax treatment as a partnership including as a result of a sale of 50% or more of our capital and profits interests during any 12 month period; our tax positions; the elimination of current U.S. federal income tax preferences available for coal exploration and development; and other factors discussed in the "Risk Factors" section of the prospectus included in our registration statement on Form S-1, in the form last filed with the SEC, as well as any periodic report on Form 10-Q that we file with the SEC.

CNX COAL RESOURCES LP
COMBINED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Coal Revenue	$64,635	$75,928	$205,321	$245,333
Freight Revenue	242	156	1,257	2,986
Miscellaneous Other Income	264	58	615	7,269
Gain on Sale of Assets	11	3	36	120
Total Revenue and Other Income	65,152	76,145	207,229	255,708

Operating and Other Costs [1]	34,167	45,628	111,783	130,544
Royalties and Production Taxes	2,554	3,227	8,296	10,955
Selling and Direct Administrative Expenses [2]	1,236	1,583	3,848	5,012
Depreciation, Depletion and Amortization	8,431	8,913	26,696	24,873
Freight Expense	242	156	1,257	2,986
General and Administrative Expenses[3]	1,969	2,623	6,762	9,595
Interest Expense [4]	1,888	2,190	6,597	4,709
Total Costs	50,487	64,320	165,239	188,674
Net Income	$14,665	$11,825	$41,990	$67,034

Calculation of Limited Partner Interest in Net Income:
Net Income Attributable to General and Limited Partner Ownership Interest in CNX Coal Resources	$14,683	N/A	$14,683	N/A
Less: General Partner Interest in Net Income	294	N/A	294	N/A
Limited Partner Interest in Net Income	$14,389	N/A	$14,389	N/A

Net Income per Limited Partner Unit - Basic	$0.62	N/A	$0.62	N/A
Net Income per Limited Partner Unit - Diluted	$0.62	N/A	$0.62	N/A

Limited Partner Units Outstanding - Basic	23,222,134	N/A	23,222,134	N/A
Limited Partner Units Outstanding - Diluted	23,222,592	N/A	23,222,592	N/A

Cash Distributions Declared per Unit	$0.4791	N/A	$0.4791	N/A

1 Related Party of $1,680 and $3,321 for the three months ended and $3,468 and $10,357 for the nine months ended September 30, 2015 and September 30, 2014, respectively.
2 Related Party of $1,034 and $1,411 for the three months ended and $3,297 and $4,530 for the nine months ended September 30, 2015 and September 30, 2014, respectively.
3 Related Party of $2,027 and $2,718 for the three months ended and $6,747 and $9,595 for the nine months ended September 30, 2015 and September 30, 2014, respectively.
4 Related Party of $2,424 for the three months ended September 30, 2014 and $4,840 and $7,111 for the nine months ended September 30, 2015 and September 30, 2014, respectively.

CNX COAL RESOURCES LP
COMBINED BALANCE SHEETS
(Dollars in thousands)

	(Unaudited)
	September 30, 2015	December 31, 2014
ASSETS
Current Assets:
Cash	$3,004	$3
Trade	23,151	—
Other Receivables	412	384
Inventories	12,656	10,639
Prepaid Expenses	5,028	3,922
Total Current Assets	44,251	14,948
Property, Plant and Equipment:
Property, Plant and Equipment	687,775	686,593
Less—Accumulated Depreciation, Depletion and Amortization	312,576	287,707
Total Property, Plant and Equipment—Net	375,199	398,886
Other Assets:
Other	11,394	4,977
Total Other Assets	11,394	4,977
TOTAL ASSETS	$430,844	$418,811

CNX COAL RESOURCES LP
COMBINED BALANCE SHEETS
(Dollars in thousands)

	(Unaudited)
	September 30, 2015	December 31, 2014
LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$15,302	$15,782
Accounts Payable—Related Party	1,188	—
Current Portion of Long Term Notes—Related Party	—	17,931
Current Portion of Long Term Debt—Other	344	330
Other Accrued Liabilities	39,981	35,502
Total Current Liabilities	56,815	69,545
Long-Term Debt:
Revolver, net of debt issuance and financing fees (Note 9)	175,873	—
Long-Term Notes Payable—Related Party	—	160,831
Advanced Royalty Commitments	278	278
Capital Lease Obligations	85	51
Total Long-Term Debt	176,236	161,160
Deferred Credits and Other Liabilities:
Postretirement Benefits Other Than Pensions	—	5,279
Pneumoconiosis Benefits	1,422	1,250
Workers’ Compensation	3,219	2,381
Asset Retirement Obligations	7,450	7,961
Other	605	609
Total Deferred Credits and Other Liabilities	12,696	17,480
TOTAL LIABILITIES	245,747	248,185
Partner's Capital:
Common Units (11,067,067 Units Outstanding at September 30, 2015)	155,596	—
Subordinated Units (11,067,067 Units Outstanding at September 30, 2015)	7,502	—
General Partner Interest	13,135	—
Parent Net Investment	—	139,259
Accumulated Other Comprehensive Income	8,864	31,367
Total Invested Equity	185,097	170,626
TOTAL LIABILITIES AND INVESTED EQUITY	$430,844	$418,811

CNX COAL RESOURCES LP
COMBINED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Cash Flows from Operating Activities:
Net Income	$14,665	$11,825	$41,990	$67,034
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization	8,431	8,913	26,696	24,873
Gain on Sale of Assets	(11)	(3)	(36)	(120)
Unit Based Compensation	15	—	15	—
Amortization of Mineral Leases	142	31	305	229
Changes in Operating Assets:
Accounts and Notes Receivable	(22,077)	6,730	(23,179)	(85)
Inventories	(783)	(1,608)	(2,017)	(591)
Prepaid Expenses	(1,594)	(1,231)	(1,106)	(61)
Changes in Other Assets	448	(177)	88	(1,075)
Changes in Operating Liabilities:
Accounts Payable	3,988	(3,594)	(951)	(4,704)
Accounts Payable - Related Party	1,188	—	1,188	—
Other Operating Liabilities	562	2,452	4,479	2,974
Changes in Other Liabilities	3,444	1,437	(631)	238
Other	78	99	193	255
Net Cash Provided by Operating Activities	8,496	24,874	47,034	88,967
Cash Flows from Investing Activities:
Capital Expenditures	(6,995)	(11,491)	(20,588)	(57,300)
Proceeds from Sales of Assets	11	4	56	15,204
Net Cash Used in Investing Activities	(6,984)	(11,487)	(20,532)	(42,096)
Cash Flows from Financing Activities:
Proceeds from (Payments on) Miscellaneous Borrowings	(10)	16	4,804	4,686
Proceeds from (Payments on) Revolver	180,000	—	180,000	—
Proceeds from Issuance of Common Units, Net of Offering Costs	148,359	—	148,359	—
Distribution of Proceeds	(342,711)	—	(342,711)	—
Debt Issuance and Financing Fees	(4,329)	—	(4,329)	—
Net Change in Parent Advances	20,180	(13,401)	(9,624)	(51,555)
Net Cash Used In Financing Activities	1,489	(13,385)	(23,501)	(46,869)
Net Increase in Cash	3,001	2	3,001	2
Cash at Beginning of Period	3	3	3	3
Cash at End of Period	$3,004	$5	$3,004	$5